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Exhibit 99.3

FIRST AMENDMENT
TO
BUSINESS DEVELOPMENT
AND
INTELLECTUAL PROPERTY RIGHTS AGREEMENT

        Effective as of January 2, 2003, KFx Inc. ("KFx") and Lurgi South Africa (Pty) Limited ("LSA") entered into a Business Development and Intellectual Property Rights Agreement (the "Agreement"). Effective as of January 8, 2004, the Agreement was modified and clarified by an Addendum entered into by KFx and LSA.

        KFx and Lurgi now desire to enter into this First Amendment to the Agreement and the Addendum, effective as of May 21, 2004.

        A.    Article IV, COMPENSATION, is hereby amended by deleting Section 4.1(e) in its entirety.

        B.    Article V, TERM AND TERMINATION, is hereby amended by deleting it in its entirety and replacing it with the following:

ARTICLE V
TERM AND TERMINATION

        The term of this Agreement is five (5) years from the Effective Date, and so long as KFx continues to utilize the LSA engineering services, price estimation and services to procure, engineer and deliver equipment for Commercial Projects that have been licensed to used the K-Fuel Technology, as more fully set forth in Section 2.2 hereof (the "LSA Services"). In the event KFx ceases to utilize the LSA Services for twenty four (24) consecutive months, then either party, by providing three (3) months written notice to the non-electing party, may elect to terminate this Agreement.

        All other terms and provision of the Agreement and the Addendum remain in full force and effect except as amended hereby. Dated this 21st day of May 2004.

LURGI SOUTH AFRICA (Pty) LIMITED
	By:	/s/ KAREL VLOK Managing Director
ATTESTED:
Corporate Secretary
KFX INC.
	By:	/s/ THEODORE VENNERS Chairman & CEO
ATTESTED:
/s/ RUDY SWENSON Corporate Secretary

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FIRST AMENDMENT TO BUSINESS DEVELOPMENT AND INTELLECTUAL PROPERTY RIGHTS AGREEMENT